99.1 Press Release of Stillwater Mining Company dated July 11, 2011

Stillwater to Diversify and Enhance Growth Pipeline Through Acquisition of Significant, Large Scale Copper and Gold Opportunity in Argentina Substantial Development Potential to Create Long-Term Value for Both Companies' Shareholders, Increases Stillwater's Exposure to Broader Commodity Classes

BILLINGS, MT and VANCOUVER, BC, Jul 11, 2011 --

Stillwater Mining Company (NYSE: SWC) ("Stillwater") and Peregrine Metals Ltd. (TSX: PGM) ("Peregrine") today announced that they have entered into a definitive agreement (the "Agreement") pursuant to which Stillwater, by way of a Canadian plan of arrangement, will acquire all of the outstanding shares of Peregrine. Under the terms of the Agreement, Stillwater will exchange 0.08136 shares of Stillwater common stock and US$1.35 in cash for each common share of Peregrine. Based on the closing share price of Stillwater common stock as of July 8, 2011, which was US$23.72, the Agreement places a value on Peregrine common shares of US$3.28 (CDN$3.16) per share. This represents a total purchase price of US$487.1 million, and assumes the exercise of all outstanding Peregrine options and warrants resulting in a CDN$34.4 million (US$35.7 million) contribution to treasury, and implying a net equity value of US$451.4 million. Upon completion of the transaction, Stillwater and Peregrine shareholders will own approximately 89.5% and 10.5%, respectively, of the combined company on a fully diluted basis.

After the completion of this transaction, Stillwater plans to further delineate, develop and operate Peregrine's Altar porphyry copper-gold deposit ("Altar"), a large, undeveloped open-pit resource located in the San Juan province of Argentina. Altar has Canadian NI 43-101 compliant measured and indicated copper resources of 7.4 billion pounds of copper and inferred copper resources of 4.3 billion pounds, both at a 0.3% copper equivalent cut-off grade. The property also has significant gold resources, with 1.5 million ounces of measured and indicated resource and an inferred resource of 880 thousand ounces. The resources at Altar are open to expansion laterally in three directions and at depth.

Altar is located in a mining-friendly jurisdiction with several other active, large-scale, copper and gold mines as well as exploration and development projects. Stillwater expects that development of the Altar project will benefit from potential infrastructure synergies as well as from its strategic location near key transportation routes across the nearby Chilean border and proximity to shipping facilities on the Pacific Ocean.

Both companies and their shareholders are expected to benefit from increased scale and an enhanced capital markets profile. Further, the transaction provides Stillwater immediate scale in copper resources, with the potential to develop into one of the leading copper producers in the Americas, and also provides increased exposure to gold resources. In combination with last year's Marathon acquisition in Canada and expansion opportunities at Blitz and Graham Creek in Montana, this transaction creates a robust pipeline of projects that enhances Stillwater's near- and long-term growth profile across platinum group metals ("PGMs"), gold and copper.

Discussing the Peregrine acquisition, Frank McAllister, Stillwater's Chairman and Chief Executive Officer, said, "For several years, one of Stillwater's primary strategic goals has been to grow and diversify our business through the acquisition and development of high-quality mining assets. The Peregrine transaction provides us with broader diversification into copper -- a metal with favorable long-term fundamentals driven by growing market demand -- as well as meaningful exposure to gold."

McAllister added, "In combination with our PGM producing assets in Montana and the continuing development of our Marathon assets in Canada, we are creating a leading mid-cap diversified mining company with a strong financial profile and a robust growth pipeline across attractive commodity classes and geographies. We believe that the mix of PGMs, gold and copper provides Stillwater and its shareholders with a unique and compelling investment proposition."

Eric Friedland, Peregrine's Chairman and Chief Executive Officer, said, "We are pleased to enter into a transaction that provides our shareholders with both immediate value as well as the ability to participate in the upside potential of a diversified mining company with a significant weighting in precious metals from secure jurisdictions, especially PGMs which are crucial to the rapidly growing world-wide automotive industry. Stillwater not only has the balance sheet strength, financing capabilities and cash flow required to advance Altar's development, but the proven operational track record and extensive management experience in the copper industry needed to do so in a thoughtful and diligent manner. It was also important to us to enter into a transaction with an internationally respected partner like Stillwater -- a company with a demonstrated commitment to fair labor practices, environmental sustainability, and responsible corporate citizenship in its operating communities."

The transaction has been unanimously approved by the Boards of Directors of both companies and is expected to be completed by September 30, 2011, pending regulatory and exchange approvals, customary closing conditions and the approval of Peregrine shareholders. Salman Partners Inc. has provided a verbal opinion to the Peregrine Board of Directors that the consideration to be received by Peregrine shareholders under the Agreement is fair, from a financial point of view, to the Peregrine shareholders and the Board of Directors of Peregrine recommends that holders of Peregrine shares vote in favor of the transaction. The officers and directors of Peregrine have executed support agreements in favor of the plan of arrangement.

Stillwater believes that Altar has long-term potential to be developed into an outstanding copper and gold mine. Stillwater plans to invest approximately US$75 million over the next three years to fully delineate the Altar resource and to advance exploration on the property.

Transaction Structure

As part of the plan of arrangement, Peregrine shareholders will receive as value for their shares, consideration that is essentially 59% in the form of newly issued Stillwater shares and 41% in cash. Specifically, Stillwater will exchange 0.08136 Stillwater shares and US$1.35 in cash for each Peregrine share. Holders of Peregrine stock options may elect to exchange their options for options exercisable solely for Stillwater shares (and no cash), upon payment of the exercise price, on the equivalent basis of one Peregrine share for 0.14793 of a Stillwater common share.

Deutsche Bank is acting as financial advisor to Stillwater and has provided a US$200 million bridge commitment. Skadden, Arps, Slate, Meagher and Flom LLP is providing legal advice to Stillwater in the United States, and Fraser Milner Casgrain LLP is providing legal advice to Stillwater in Canada.

Salman Partners Inc. is providing a fairness opinion to Peregrine's Board of Directors and Koffman Kalef LLP is providing legal advice to Peregrine.

Regulatory Matters and other Closing Conditions:

The transaction will be carried out by way of a Canadian plan of arrangement. Completion of the transaction is subject to customary conditions, including court approvals, a favorable vote of at least two-thirds of the holders of Peregrine common shares voted at a special meeting of shareholders, and the receipt of all necessary regulatory and exchange approvals. The transaction agreement includes standard representations, warranties and covenants for a transaction of this nature, as well as a non-solicitation clause and provides for the payment, in certain circumstances, of a US$13.4 million break fee to Stillwater. Eric Friedland and other directors and officers holding approximately 17% of current shares outstanding have executed support agreements whereby they have agreed to vote their shares in favor of the transaction. Peregrine expects to mail an information circular to its shareholders providing full details of the Stillwater transaction in August 2011.

About Stillwater:

Stillwater Mining Company is the only U.S. producer of palladium and platinum and is the largest primary producer of platinum group metals outside of South Africa and the Russian Federation. The Company's shares are traded on the New York Stock Exchange under the symbol SWC. Information on Stillwater Mining can be found at its website: www.stillwatermining.com.

About Peregrine:

Peregrine Metals holds a 100% interest in the Altar property, subject to a one percent NSR royalty granted to Rio Tinto and another one percent NSR royalty granted to the underlying concession owners that may be purchased by Peregrine Metals from the underlying owners at any time for US$1 million. The Company also holds under option a 100% interest in the Rio Cenicero property which surrounds the Altar property, subject to a one percent NSR royalty granted to the Instituto Provincial de Exploraciones y Explotaciones Mineras. Information on Peregrine Metals can be found at its website: www.pmet.com.

Stillwater Conference Call:

Stillwater will host a conference call and webcast to discuss this announcement on July 11, 2011, at 9:00am ET. To access the call, please use one of the following dial-in numbers and the following Conference ID number:

U.S. and Canada Participants: (888) 868-9083 International Participants: (973) 935-8512 Conference ID: 82665557

The conference call will also be simultaneously webcast on Stillwater's website (http://stillwatermining.com/) in the Investor Relations section.

A telephone replay of the call will be available through July 25, 2011. The replay dial-in numbers are (855) 859-2056 (U.S.) and (404) 537-3406 (International) and the Conference ID is 82665557. In addition, the call will be archived on the Company's web site in the Investor Relations Section.

Cautionary Statement Regarding Forward-Looking Information:

This news release contains certain "forward-looking statements" within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and "forward-looking information" within the meaning of applicable Canadian securities laws. Forward-looking statements and forward-looking information are frequently characterized by words such as "plan," "expect," "project," "intend," "believe," "anticipate," "estimate" and other similar words, or statements that certain events or conditions "may" or "will" occur. Forward-looking statements and forward-looking information in this news release include statements with respect to the completion of the Transaction, the receipt of all necessary regulatory approvals, future production for Stillwater, future production, cash operating costs, and capital expenditures and receipt of shareholder and court approvals.

Forward-looking statements are based on certain assumptions, opinions and estimates of management at the date the statements are made, and are subject to a variety of risks and uncertainties that could cause actual events or results to differ materially from those projected in the forward-looking statements. The assumptions include that contracted parties provide goods and/or services on the agreed timeframes, that no labour shortages or delays are incurred, that no material adverse change occurs to Peregrine, Marathon or Stillwater, that court and that other regulatory approvals are received in a timely manner. Factors that could cause the forward-looking statements and forward-looking information to differ materially in actuality include the failure of contracted parties to perform as contracted and the failure of equipment. The Company undertakes no obligation to update forward-looking statements if circumstances or management's estimates or opinions should change. The reader is cautioned not to place undue reliance on forward-looking statements.

Readers are advised that National Instrument 43-101 of the Canadian Securities Administrators requires that each category of mineral reserves and mineral resources be reported separately. Readers should refer to the annual information form of Peregrine for the year ended December 31, 2010, and other continuous disclosure documents filed by Peregrine available at www.sedar.com for this detailed information, which is subject to the qualifications and notes set forth therein.

Cautionary Note to United States Investors Concerning Estimates of Measured, Indicated and Inferred Resources: This press release uses the terms " Measured," "Indicated" and "Inferred" Resources. United States investors are advised that while such terms are recognized and required by Canadian regulations, the United States Securities and Exchange Commission does not recognize them. "Inferred Mineral Resources" have a great amount of uncertainty as to their existence, and as to their economic and legal feasibility. It cannot be assumed that all or any part of an Inferred Mineral Resource will ever be upgraded to a higher category. Under Canadian rules, estimates of Inferred Mineral Resources may not form the basis of feasibility or other economic studies. United States investors are cautioned not to assume that all or any part of Measured or Indicated Mineral Resources will ever be converted into Mineral Reserves. United States investors are also cautioned not to assume that all or any part of an Inferred Mineral Resource exists, or is economically or legally mineable.